Exhibit 99.1

Media Contact:

For Morningstar: Alexa Auerbach, 312-696-6481 or alexa.auerbach@morningstar.com

For Financial Fineprint: Steve Scott, 203-293-5886 or sflaggscott@gmail.com

FOR IMMEDIATE RELEASE

Financial Fineprint to Take Over Footnoted Business from Morningstar

CHICAGO, Sept. 4, 2012—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, and Michelle Leder announced today that Financial Fineprint, Inc., a privately held firm led by Leder, has agreed to take over Morningstar’s footnoted business, which includes the footnoted.com website (formerly footnoted.org) and the footnotedPro service. The footnoted business was acquired by Morningstar in 2010 from Financial Fineprint. Leder founded footnoted in 2003. Terms of the transaction were not disclosed.

“I am looking forward to taking back the reins of the footnoted business and working with our customers and subscribers to find new ways to invigorate the footnoted brand,” Michelle Leder, president of Financial Fineprint, said.

Leder is an author and journalist based in Peekskill, N.Y. Footnoted uncovers interesting information and trends buried in routine SEC filings. The footnotedPro service for institutional investors, such as hedge funds, provides information on actionable items and trends in SEC filings.

“We’ve made a strategic business decision to simplify and streamline our product offerings,” Joe Mansueto, chairman and CEO of Morningstar, said. “Although we share a common goal with Michelle, which is to help investors make better decisions, the footnoted business does not fit into our longer-term strategic plans. We wish Michelle the best with this business.”

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individuals, financial advisors, and institutions. Morningstar provides data on more than 385,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than

8 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its registered investment advisor subsidiaries and has more than $186 billion in assets under advisement and management as of June 30, 2012. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discussed not to occur or to differ significantly from what we expected. For us, these risks and uncertainties include, among others, general industry conditions and competition, including current global financial uncertainty; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; liability related to the storage of personal information about our users; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

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©2012 Morningstar Inc. All rights reserved.

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